SECURITIES PURCHASE AGREEMENT

THIS **SECURITIES PURCHASE AGREEMENT** (the "Agreement"), effective as of September 18, 2023 (the "Effective Date"), is entered into by and among **TPT GLOBAL TECH, INC.** (the "Buyer"), the **SELLERS LISTED ON EXHIBIT A** (the "Sellers"), and **TEKMOVIL HOLDINGS LLC** (the "Company"), which joins this Agreement to provide certain warranties and representations.

WHEREAS:

A. The Sellers and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"); and

B. The Buyer desires to purchase, and the Sellers severally (and not jointly) desire to sell, upon the terms and conditions set forth in this Agreement, 60% of the outstanding membership interests of the Company in the respective amounts set forth in Exhibit A attached hereto (the "Transferred Interests") for the aggregate purchase price of USD $40,000,000.00.

NOW THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged the Sellers severally (and not jointly) and the Buyer hereby agree as follows:

AGREEMENT

1. **PURCHASE AND SALE**. At the Closing, Buyer agrees to purchase and Sellers severally (and not jointly) agree to sell, the Transferred Interests for $40,000,000, on the terms and payable as set forth below:

(a) Payments. At the Closing the Buyer will:

(i) For the first portion of the purchase price, pay to the Sellers, pro rata in accordance with their respective percentages on Exhibit A, $20,000,000 (the "First Payment"), by wire transfers of immediately available funds to accounts designated in writing by Sellers prior to Closing; provided that, the Buyer shall have the option to pay no less than $10,000,000 in cash and issue a secured promissory note for the remaining balance of the First Payment bearing interest at 6% per annum and a maturity date of the earlier of (i) March 31, 2024, and (ii) a filing by Buyer of a Form S-1 registration statement (the "Uplisting Registration Statement") in connection with a primary offering of Buyer's securities and listing of Buyer's common stock on NYSE, NASDAQ or other major US stock exchange in the form attached hereto as Exhibit B (the "First Payment Note"). Notwithstanding the foregoing, in the event the Buyer secures financing to restructure the senior debt of the Company on terms acceptable to Sellers in their

sole discretion, then the entire First Payment may be evidenced by a $20,000,000 First Payment Note.

(ii) For the second portion of the purchase price, issue a secured convertible promissory note for $20,000,000, bearing interest at 6% per annum and a maturity date of the earlier of (i) March 31, 2024, and (ii) a filing by Buyer of an Uplisting Registration Statement in connection with a primary offering of Buyer's securities and listing of Buyer's common stock on NYSE, NASDAQ or other major US stock exchange in the form attached hereto as Exhibit C (the "Second Payment Note").

(b) First Equity Option.

(i) As an alternative to receiving the First Payment in cash, at Sellers' sole option, Buyer will issue to Sellers, pro rata in accordance with their respective percentages on Exhibit A, shares of Buyer's Series E Convertible Preferred Stock with rights and privileges set forth in the Certificate of Designation attached hereto as Exhibit D (the "Series E Stock") at a stated price of $5.00 USD per share (the "First Equity Option"). If Sellers elect to take the First Equity Option, Sellers agree to execute a Subscription Agreement in a form mutually agreed between the Buyer and Sellers.

(ii) If Sellers do not elect the First Equity Option, Sellers agrees to loan the proceeds of the cash portion of the First Payment to the Surviving Corporation (as defined in Section 2(a)), pursuant to a secured promissory note bearing interest at 6% per annum and a maturity date of March 31, 2024 in a form mutually agreed between the Buyer and Sellers, to: (A) pay off or reduce certain senior debt obligations owed by the Surviving Corporation and (B) pay certain outstanding and past due expenses of the Surviving Corporation, as further set forth in a schedule to be provided by Sellers and approved by Buyer at Closing (the "First Seller Loan").

(c) Second Equity Option.

(i) In lieu of payment of Second Payment Note in cash, at Sellers' sole option, the Second Payment Note may be converted into additional shares of Series E Stock with a stated price of $5.00 USD per share (the "Second Equity Option").

(ii) If Sellers do not elect the Second Equity Option, Sellers agree to loan certain of the proceeds of the payment of the Second Payment Note to the Surviving Corporation, pursuant to a secured promissory note bearing interest at 6% per annum and a maturity date of March 31, 2024 in a form mutually agreed between the Buyer and Sellers, to (A) pay off or reduce senior debt obligations owed by the Surviving Corporation to various creditors and (B) pay certain outstanding and past due expenses of the Surviving Corporation, as further set forth in a schedule to be provided by Sellers and approved by Buyers at Closing (the "Second Seller Loan"), and any surplus of the payment of the Second Payment Note shall be retained by the Sellers.

(d) Adjustment of Notes.

(i) It is understood by the Buyer and Sellers that the $40,000,000 purchase price for the Transferred Interests is based upon an agreed valuation based on EBITDA of $13,000,000 for the Company's operations. The Buyer and Sellers further agree that if, for the twelve (12) month period following Closing, the EBITDA calculation for the Surviving Corporation is less or more than $13,000,000, the aggregate amount of the $40,000,000 paid to Sellers shall be adjusted proportionally downward or upwards, as the case may be, by a maximum of 20% pro rata to the actual EBITDA increase or decrease. In the event the EBITDA calculation is less than $13,000,000, the Sellers shall refund such amount to Buyers within 30 days following receipt of notice of the EBITDA calculation. In the event the EBITDA calculation is more than $13,000,000, the Buyer shall pay such amount to Buyers within 30 days following receipt of notice of the EBITDA calculation.

(ii) If at maturity of the Second Payment Note, the Surviving Corporation Shares are registered under the 1933 Act, are freely tradeable and free of any volume or other restrictions, and have a fair market value of at least $26,600,000, then the excess of the fair market value above such amount shall result in a dollar-for-dollar reduction in the principal amount of the Second Payment Note, up to its full amount.

(e) Loan.

(i) Buyer shall use commercially reasonable efforts (and the Company shall use commercially reasonable efforts to assist the Buyer) to raise sufficient capital or other financing, on or before March 31, 2024, in order for Buyer to make a loan to the Surviving Corporation sufficient to, and the Surviving Corporation shall use the proceeds to (i) first, pay in full all outstanding senior secured debt of the Surviving Corporation; and (ii) second, pay in full the outstanding First Seller Loan and Second Seller Loan and all related expenses, and any additional expenses, in a principal amount not to exceed $80,000,000 (the "Loan"), with interest at the minimum applicable federal rate, and a maturity date no sooner than 5 years after the making of the Loan, and evidenced by a promissory note in a form mutually agreed between the Buyer and Sellers ("Buyer Note"). The parties agree that Buyer's obligation to make the Loan is contingent upon Buyer securing sufficient financing therefor.

(ii) Buyer's obligation to loan up to $80,000,000 via the Loan as required pursuant to Section 1(e)(i) shall be reduced by the proceeds received by the Company from any debt, equity or other financing for the Company, on terms and conditions satisfactory to the Company in its sole discretion, which is arranged, organized or sourced by Buyer.

(iii) The Buyer and Sellers acknowledge that the Loan is intended to be made by Buyer from proceeds raised from its existing Regulation A capital raise (prior to uplisting), early debt financing or the proposed Uplisting Registration Statement. To the extent such Loan cannot be funded in full because the proceeds raised were insufficient, Buyer will not be excused from its obligation hereunder, and the Buyer shall supplement the amount raised with other funds as required to timely fund the Loan in full. The Buyer acknowledges that the consents of the Company's lenders necessary to enter this Agreement and consummate the transactions contemplated herein are only given in consideration for the expectation of receiving the payments as described in this Agreement.

(iv) To the extent the Surviving Corporation is unable to repay the Loan at maturity, the Loan shall be converted into equity of the Surviving Corporation in accordance with the terms of the Buyer Note, with the stockholders of the Surviving Corporation diluted pro rata.

(f) Security and Pledge Agreement. The Buyer's obligations under the First Payment Note and Second Payment Note shall be subject to a Security and Pledge Agreement, in the form attached hereto as Exhibit E, which includes a first priority security interest in Buyer's shares in the Surviving Corporation.

(g) Transfer of Transferred Interest. At the Closing, the Sellers shall sell to Buyer the Transferred Interests, free of any liens or encumbrances, other than those arising under applicable securities laws and the Company's operating agreement.

2. **MERGER; SURVIVING CORPORATION**.

(a) Merger. Following the completion of the Audit which is a condition precedent to Closing, then as soon as practicable following the Closing, the parties agree that the Company will be merged with and into an Agreed Shell Company (as defined below) (the "Merger" and the surviving corporation of the Merger being the "Surviving Corporation"). The Merger shall be consummated pursuant to the terms of the Agreement and Plan of Merger in a form mutually agreed between the Buyer and Sellers, with the Sellers receiving 40% of the common shares of the Surviving Corporation (the "Surviving Corporation Shares"). The parties will take all actions as reasonably necessary to consummate the Merger at Closing, including submitting KYC documents to the Company's existing lenders and major contracting parties, executing joinders and affirmations as may be required by the lenders, and delivering such board, manager, stockholder and member consents as required by law.

(b) "Agreed Shell Company" means an entity which (i) has no material assets, liabilities or operations; (ii) is current in its reporting obligations under the Securities Exchange Act of 1934, as amended; and (iii) is controlled by Buyer. Buyer shall provide customary representations and warranties regarding the Agreed Shell Company in the Agreement and Plan of Merger, including due organization, authorization, noncontravention, capitalization, assets and liabilities, operations, SEC reporting, litigation

and brokers. Buyer and Sellers shall mutually agree upon the Agreed Shell Company, such agreement not to be unreasonably withheld.

(c) Stockholders Agreement. Immediately following the Merger, the Sellers and Buyer shall enter into a stockholders agreement with respect to the Surviving Corporation in a form mutually agreed between the Buyer and Sellers (the "Stockholders Agreement"). The Stockholders Agreement shall contain provisions customary for transactions of this nature.

3. **CLOSING**.

(a) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur no later than the second business day after the fulfillment or waiver of all conditions set forth in Sections 7 and 8 (other than those conditions which by their terms are to be satisfied or waived at the Closing) (the "Closing Date"), and shall take place by electronic exchange of Closing documents in lieu of an in-person Closing, or at such other time and/or place as the parties may mutually agree to in writing.

(b) Deliveries by the Sellers and the Company. At or prior to the Closing, the Company or Sellers, as applicable, shall deliver, or caused to be delivered, to Buyer, the following:

(i) the Ancillary Agreements duly executed by the Sellers and/or the Company, as applicable;

(ii) the Company's Compliance Certificate;

(iii) the Company's Secretary Certificate;

(iv) a good standing certificate of the Company;

(v) all approvals, consents and waivers that are listed on Schedule 5(d) of the Disclosure Schedule, including, but not limited to, the consents of the Company's senior lenders and major contract parties set forth thereon; and

(vi) all other agreements, documents, instruments or certificates required to be delivered by Sellers and/or the Company at or prior to Closing pursuant to Section 8 of this Agreement.

(c) Deliveries by Buyer. At or prior to the Closing, Buyer shall deliver, or caused to be delivered, to the Company, the following:

(i) the First Payment;

(ii) the First Payment Note, if applicable;

(iii) The Second Payment Note;

(iv) the Ancillary Agreements duly executed by the Buyer;

(v) the Buyer's Secretary Certificate;

(vi) the Buyer's Compliance Certificate

(vii) a good standing certificate of the Buyer; and

(viii) all other agreements, documents, instruments or certificates required to be delivered by the Buyer at or prior to Closing pursuant to Section 7 of this Agreement.

4. **REPRESENTATIONS AND WARRANTIES OF THE BUYER.** The Buyer represents and warrants to the Sellers as of the Effective Date and as of the Closing Date that:

(a) Organization. Buyer is duly organized, validly existing and in good standing under the applicable law of the state of its organization and has all necessary power and authority to own, operate or lease its assets now owned, operated or leased by it and to carry on its business as it is currently conducted. Buyer is duly licensed or qualified to do business and, where such concept is recognized, is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect.

(b) Power; Authority; Due Execution.

(i) Buyer has all requisite power and authority necessary for the execution, delivery and performance by it of this Agreement and each Ancillary Agreement to which it is (or will be at Closing) a party and to consummate the transactions contemplated herein. Buyer has duly authorized by all necessary action the execution, delivery and performance of this Agreement and each such Ancillary Agreement and the consummation of the transactions contemplated herein. "Ancillary Agreement" means each of the First Payment Note, if applicable; the Second Payment Note; the Subscription Agreement if the First Equity Option is exercised by Sellers; the secured promissory note if the First Seller Loan is made; Security and Pledge Agreement; the secured promissory note if the Second Seller Loan is made; the Buyer Note; the Agreement and Plan of Merger; the Stockholders Agreement all other agreements, instruments and certificates contemplated hereby or thereby to be entered into by a party hereto.

(ii) This Agreement and each Ancillary Agreement to which Buyer is (or will be at the Closing) a party (i) have been (or will be) duly executed and delivered by Buyer and (ii) is (or will be) enforceable against Buyer in accordance with their respective terms.

(c) No Conflict; Consent.

(i) The execution and delivery by Buyer of this Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated herein, do not and will not (i) conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or (ii) give rise to a right of termination, cancellation, modification or acceleration of any liability or loss of any benefit under (A) any provision of the certificate of incorporation or by-laws of Buyer, or (B) any applicable law, except, in the case of clause (B), for such conflicts, violations or defaults as would not reasonably be expected to have a material adverse effect.

(ii) No Consent or Governmental Order is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Agreements by Buyer or the consummation by Buyer of the transactions contemplated herein except for such Consents that if not obtained or made would not reasonably be expected to have a material adverse effect. "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, ruling, decision, verdict, determination or award made, issued or entered by or with any governmental authority. "Consent" means any approval, consent, ratification, waiver, clearance, or other authorization of, notice to or registration, qualification, designation, declaration, or filing with any person.

(d) Litigation; Governmental Orders. As of the date of this Agreement, there is no action of any nature pending or, to the knowledge of Buyer, threatened in writing against Buyer that would reasonably be expected to have a material adverse effect. Buyer is not subject to any outstanding Governmental Order that would reasonably be expected to have a material adverse effect.

(e) Brokers' and Finders' Fees. Buyer has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement and the Ancillary Agreements or the transactions contemplated herein.

(f) Investment Purpose. The Buyer is purchasing the Transferred Interests for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Transferred Interests for any minimum or other specific term and reserves the right to dispose of the Transferred Interests at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(g) Accredited Investor Status. The Buyer is a knowledgeable and "sophisticated investor" as that term is defined under case law interpreting exempt transactions under Section 4 of the 1933 Act and an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the 1933 Act.

(h) Reliance on Exemptions. The Buyer understands that the Transferred Interests are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Sellers are relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Transferred Interests.

(i) Information. The Buyer and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Transferred Interests which have been requested by the Buyer or its advisors.

(j) Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Transferred Interests.

(k) Transfer or Re-sale. The Buyer understands that (i) the sale or re-sale of the Transferred Interests has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Transferred Interests may not be transferred unless (a) the Transferred Interests are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Sellers, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Transferred Interests to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Seller, (c) the Transferred Interests are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of the Buyer who agrees to sell or otherwise transfer the Transferred Interests only in accordance with this Section and who is an Accredited Investor, (d) the Transferred Interests are sold pursuant to Rule 144, or (e) the Transferred Interests are sold pursuant to Regulation S under the 1933 Act (or a successor rule) ("Regulation S"), and the Buyer shall have delivered to the Sellers, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Seller; (ii) any sale of such Transferred Interests made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Transferred Interests under circumstances in which the Sellers (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Sellers nor any other person is under any obligation to register such Transferred Interests under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case) with respect to the Buyer's resale of the Transferred Interests. Notwithstanding the foregoing or anything else contained herein to the contrary, the Transferred Interests may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(l) Legends. The Buyer understands that until such time as the Transferred Interests have been registered under the 1933 Act , or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Transferred Interests may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Transferred Interests):

> "NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

The legend set forth above shall not be removed as the Company is private.

(m) No Other Representations. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) and assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Buyer acknowledges and agrees that: (i) in making its decision to enter into this Agreement and to consummate the transactions contemplated herein, Buyer has relied solely upon its own investigation and the express representations and warranties of the Company and Sellers set forth in Section 5 (as qualified by the Disclosure Schedules) and disclaims reliance on any other representations and warranties of any kind or nature express or implied (including with respect to (A) the value, merchantability or fitness for a particular use or purpose, (B) the operation or probable success of the Company, future cash flows or future financial condition of the Company or the future business and operations of the Company), (C) the accuracy or completeness of any information regarding Sellers, the Company or their respective businesses or (D) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Company; and (ii) none of Sellers, the Company or any of their respective affiliates or respective representatives (including

the directors and officers of the Company) or any other person has made any representation or warranty as to any Seller, the Company, the Company's business or the accuracy or completeness of any information regarding the Company or its business furnished or made available to Buyer and its representatives except as expressly set forth in Section 5 (as qualified by the Disclosure Schedules).

5. **REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND COMPANY.** Except as set forth in any Disclosure Schedules attached hereto, each Seller (solely with respect to such Seller and not jointly with any other Seller or the Company) and the Company hereby make the representations and warranties set forth below to the Buyer as of the Effective Date and as of the Closing Date:

(a) Organization and Qualification. The Sellers have full power and authority to own, use and manage their assets, and to sell the Transferred Interests, which represent 60% of the outstanding membership interests of the Company. The Company is duly qualified as a limited liability company to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets or financial condition of the Company, or on the transactions contemplated herein or by the agreements or instruments to be entered into in connection herewith.

(b) Authorization; Enforcement. (i) The Sellers have and Company have all requisite individual and corporate power and authority respectively to enter into and perform this Agreement, and to consummate the transactions contemplated herein and to sell the Transferred Interests, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Sellers and the consummation by it of the transactions contemplated herein and thereby have been duly authorized by the Sellers and the Company's board of managers and no further consent or authorization of the Sellers, the Company's board of directors, or its members is required, other than those consents to the Merger as required by applicable law, (iii) this Agreement has been duly executed and delivered by the Sellers and the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith on behalf of the Company and bind the Company accordingly, and (iv) assuming due authorization, execution and delivery by the other parties, this Agreement constitutes a legal, valid and binding obligation of the Sellers and Company enforceable against the Sellers and Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

(c) Capitalization. Except as set forth on Schedule 5(c) of the Disclosure Schedules, no membership interests of the Company are reserved for issuance pursuant to the Company's option plans, no membership interests of the Company are reserved for issuance pursuant to securities exercisable for, or exchangeable for membership interests of the Company. At the Closing hereof, the Transferred Interests will represent 60% of the

outstanding membership interests of the Company. All such outstanding membership interests of the Company are duly authorized and validly issued. No membership interests of the Company are subject to preemptive rights or any other similar rights of the members of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. (i) There are no outstanding options, shares, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights exchangeable for any membership interests of the Company, or arrangements by which the Company is or may become bound to issue additional membership interests of the Company, (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act.

(d) No Conflicts. Except as set forth on Schedule 5(d) of the Disclosure Schedules, the execution, delivery and performance of this Agreement, and the conveyance of the Transferred Interests by the Sellers and Company and the consummation by the Sellers and Company of the transactions contemplated herein and thereby will not (i) conflict with or result in a violation of any provision of the Company's articles of organization or operating agreement, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its articles of organization or operating agreement and nor is the Company in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under, nor has the Company taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company, if any, is not being conducted, and shall not be conducted, in material violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement.

(e) Absence of Litigation. Except as set forth on Schedule 5(e) of the Disclosure Schedules, there is no action, suit, claim, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Sellers, threatened against or affecting the Sellers,

the Company, or its officers or managers in their capacity as such, that could have a Material Adverse Effect.

(f) Patents, Copyrights, etc. The Company owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (collectively, "Intellectual Property") necessary to enable it to conduct its business as now operated in all material respects. There is no claim or action by any person pertaining to, or proceeding pending, or to the Sellers or Company's knowledge, threatened, which challenges the right of the Company with respect to any Intellectual Property necessary to enable it to conduct its business as now operated. To the Sellers' knowledge, the Company's current products, services and processes do not infringe on any Intellectual Property or other rights held by any person. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property.

(g) No Materially Adverse Effect. Neither the Sellers nor the Company is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers have or is expected in the future to cause a Material Adverse Effect. Subject to receipt of the consents set forth in Section 5(d) of the Disclosure Schedule, the Company is not a party to any contract or agreement which in the judgment of the Company's officers has or is expected to cause a Material Adverse Effect.

(h) Tax Status. Except as set forth on Schedule 5(h) of the Disclosure Schedules, the Company has filed all federal, state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state, or local tax. To the Sellers' knowledge, none of the Company's tax returns are presently being audited by any taxing authority.

(i) Certain Transactions. Except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, and except as set forth on Schedule 5(i) of the Disclosure Schedules, none of the Sellers or officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental

of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Sellers or Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(j) No Brokers. Except as set forth on Schedule 5(j) of the Disclosure Schedules, the Sellers and Company have taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement, or the transactions contemplated herein.

(k) Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, other than where failure to possess would not have a Material Adverse Effect ("Company Permits"), and there is no action pending or, to the knowledge of the Seller, or the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Sellers nor the Company have received any notification with respect to possible conflicts, defaults, or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

(l) Title to Property. The Company has good and marketable title in fee simple to all real property and good and valid title to all tangible personal property owned by them which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects, other than those arising in the ordinary course of business or such as would not have a Material Adverse Effect.

(m) Foreign Corrupt Practices. To the Sellers' knowledge, neither the Sellers nor the Company, nor any manager, officer, agent, employee or other person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(n) No Other Representations and Warranties. Except for the representations and warranties contained in this Section 5 (including the related portions of the Disclosure Schedules), none of Sellers, the Company or any other person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of any Seller or the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made

available to Buyer or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.

6. **COVENANTS**.

(a) Commercially Reasonable Efforts. The parties shall use their commercially reasonable efforts to satisfy timely each of the conditions described in Section 7 and 8 of this Agreement.

(b) Indemnification.

(i) Buyer agrees that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each person who is now, or has been at any time prior to the date hereof, a manager or member of the Company, as provided in the articles of formation or operating agreement of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other indemnification agreements in effect on the date hereof and disclosed to Buyer, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms.

(ii) The obligations of Buyer and the Company under this Section 6(b) shall not be terminated or modified in such a manner as to adversely affect any manager or member to whom this Section applies without the consent of such affected manager or member (it being expressly agreed that the managers and members to whom this Section 6(b) applies shall be third-party beneficiaries of this Section 6(b), each of whom may enforce the provisions of this Section 6(b)).

(iii) In the event Buyer, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Buyer or the Company, as the case may be (including the Surviving Corporation), shall assume all of the obligations set forth in this Section 6(b).

(c) Confidentiality. Buyer acknowledges and agrees that the Confidentiality Agreement, dated as of July 19. 2023, between Buyer and the Company (the "Confidentiality Agreement") remains in full force and effect, with the Sellers as express third party beneficiaries, each of whom may enforce the provisions thereof, and, in addition, covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to Buyer pursuant to this Agreement.

(d) Reorganization. Prior to the Closing, the Company shall complete a reorganization resulting in Tekmovil LLC becoming a wholly owned subsidiary of the Company.

(e) PCAOB Audit. Prior to and as a condition of Closing, Sellers will use commercially reasonable efforts to obtain audited financial statements of the Company in accordance with U.S. Public Company Accounting Oversight Board (or any successor thereto) auditing standards (the "Audit").

(f) Disclosure Schedules. As soon as practicable prior to Closing, the Sellers and the Company shall deliver the disclosure schedules to Buyer (the "Disclosure Schedules"). All section headings in the Disclosure Schedules correspond to the sections of this Agreement, but information provided in any section of the Disclosure Schedules shall constitute disclosure for purposes of each section of this Agreement where such information is relevant. Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedules shall have the respective meanings assigned to such terms in this Agreement. Certain information set forth in the Disclosure Schedules is included solely for informational purposes, and may not be required to be disclosed pursuant to this Agreement. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Disclosure Schedules shall not be deemed to be an admission or acknowledgment by Sellers or the Company that in and of itself, such information is material to or outside the ordinary course of the business or is required to be disclosed on the Disclosure Schedules. No disclosure in the Disclosure Schedules shall be deemed to create any rights in any third party.

7. **CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS TO SELL**. The obligation of the Sellers hereunder to issue and sell the Transferred Interests to the Buyer at the Closing is subject to the satisfaction of each of the following conditions thereto, provided that these conditions are for the Sellers' sole benefit and may be waived by the Sellers at any time in their sole discretion:

(a) Representations and Warranties. The representations and warranties of the Buyer contained in Section 4 of this Agreement will be true and correct in all material as of the Closing Date (other than such representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time), except for representations and warranties qualified by materiality, which will be true and correct in all respects.

(b) Performance. The Buyer shall have performed and complied in all material respects with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by it at or prior to the Closing.

(c) Compliance Certificate. The Buyer shall have delivered to the Company a certificate, dated as of the Closing Date, signed by a duly authorized representative of the Buyer certifying that each of the conditions set forth in Section 7(a) and Section 7(b) have been satisfied (the "Buyer's Compliance Certificate").

(d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect since the date hereof.

(e) Governmental Prohibition. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated herein which prohibits the consummation of any of the transactions contemplated by this Agreement.

(f) Deliveries. The Buyer shall have delivered to the Company all ancillary agreements and other documents and deliverables required to be delivered by the Buyer at the Closing pursuant to Section 3(c).

(g) Secretary's Certificate. The Buyer shall have delivered to Company a certificate, dated as of the Closing Date, signed by a duly authorized representative of the Buyer, certifying resolutions of the Board of Directors of the Buyer authorizing the Buyer to enter into this Agreement and including a certificate evidencing the incorporation and good standing of the Buyer in the State of Florida issued by the Secretary of State of the State of Florida as of a date within twenty (20) business days of the Closing Date (the "Buyer Secretary's Certificate").

8. CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATION TO PURCHASE. The obligation of the Buyer hereunder to purchase the Transferred Interests and execute the other documents described herein at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a) Representations and Warranties. The representations and warranties of the Company and the Sellers contained in Section 5 of this Agreement will be true and correct as of the Closing Date (other than such representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time), except where the failure of such representations and warranties to be true and correct at such time has not had a Material Adverse Effect.

(b) Performance. The Company and Sellers shall have performed and complied in all material respects with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by them at or prior to the Closing.

(c) Compliance Certificate. The Company shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by a duly authorized representative of the Company certifying that each of the conditions set forth in Section 8(a) and Section 8(b) have been satisfied (the "Company's Compliance Certificate").

(d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect since the date hereof.

(e) Governmental Prohibition. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated herein which prohibits the consummation of any of the transactions contemplated by this Agreement.

(f) Deliveries. The Company shall have delivered to Buyer all ancillary agreements and other documents and deliverables required to be delivered by the Company or Sellers at the Closing pursuant to Section 3(b).

(g) Secretary's Certificate. The Company shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by a duly authorized representative of the Company, certifying resolutions of the Board of Managers of the Company authorizing the Company to enter into this Agreement and including a certificate evidencing the formation and good standing of the Company in the State of Florida issued by the Secretary of State of the State of Florida as of a date within twenty (20) business days of the Closing Date (the "Company's Secretary Certificate").

(h) Audit. The Company shall have completed the Audit.

(i) Consents. All approvals, consents and waivers that are listed on Section 5(d) of the Disclosure Schedule, including, but not limited to, the consents of the Company's senior lenders and major contract parties set forth thereon have been received, and executed counterparts thereof have been delivered to the Buyer at or prior to the Closing.

9. **Termination.**

(a) This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

(i) by mutual written consent of Buyer and the Sellers;

(ii) by either Buyer or the Sellers if a final non-appealable governmental order permanently enjoining or otherwise prohibiting the transactions contemplated herein has been issued by a governmental authority of competent jurisdiction; provided, however, that the right to terminate this Agreement under this Section 9(a)(ii) will not be available to any party whose actions resulted in any applicable law or governmental order that had the effect of restraining, enjoining or otherwise prohibiting the transactions contemplated herein;

(iii) by either Buyer or Sellers, if the Closing has not occurred on or before 5:00 p.m., Eastern Time, on March 31, 2024, which date may be extended from time to time by mutual written consent of Buyer and Sellers (such date, as so extended from time to time, the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 9(a)(iii) will not be available to a party if the failure of such party to fulfill any obligation under this Agreement has

been the primary cause of, or has resulted in, the failure of the Closing to occur by the Outside Date;

(iv) by Sellers if (i) any of the representations and warranties of Buyer contained in this Agreement fail to be true and correct such that the condition set forth in Section 7(a) would not be satisfied or (ii) Buyer shall have breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in Section 7(b) would not be satisfied and such failure or breach with respect to any such representation, warranty or obligation (A) cannot be cured or constitutes a breach of the obligation to consummate the transactions contemplated herein at the time established for such consummation pursuant to Section 3(a) or (B) if curable, shall continue unremedied at the Outside Date or, if earlier, by the 30th day following such breach; or

(v) by Buyer if (i) any of the representations and warranties of the Sellers and the Company contained in this Agreement fail to be true and correct such that the condition set forth in Section 8(a) would not be satisfied or (ii) the Company or the Sellers shall have breached or failed to comply with any of their obligations under this Agreement such that the condition set forth in Section 8(b) would not be satisfied and such failure or breach with respect to any such representation, warranty or obligation (A) cannot be cured or constitutes a breach of the obligation to consummate the transactions contemplated herein at the time established for such consummation pursuant to Section 3(a) or (B) if curable, shall continue unremedied at the Outside Date, or if later, the extended Outside Date.

Any party desiring to terminate this Agreement shall give written notice of such termination to the other parties.

(b) <u>Effect of Termination</u>. In the event of a termination of this Agreement pursuant to Section 9(a), this Agreement (other than the provisions of this Section 9(b), Section 6(c) and Section 10, as well as any defined terms used in such sections, which shall survive such termination) shall then be null and void and have no further force and effect and all other rights and liabilities of the parties hereunder will terminate without any liability of any party to any other party, except that nothing herein shall relieve any party (other than Sellers) from any liability or damages (which the parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the transactions contemplated herein) resulting from any willful and material breach of this Agreement prior to such termination, in which case the aggrieved party shall be entitled to all remedies available at law or in equity. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms. Nothing in this Section 9(b) shall be deemed to impair the right of any party to bring any action for specific performance, injunctive and/or other equitable relief.

10. <u>GOVERNING LAW; MISCELLANEOUS.</u>

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the federal or state courts seated located in the City, County and State of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non- convenience*. THE SELLERS AND COMPANY AND BUYER WAIVE TRIAL BY JURY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Ancillary Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b) Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Sellers or Company nor the Buyer make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may

be waived or amended other than by an instrument in writing signed by the majority in interest of the Buyer.

(f) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) delivered by reputable express air courier service with charges prepaid, or (iii) transmitted by hand delivery, addressed as set forth below or to such other address as such party shall have been specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Sellers and Company, to:

Tekmovil Holdings LLC
Attn: Oscar Rojas
501 Brickell Key Dr. #500,
Miami, FL 33131

With a copy to (that shall not constitute notice):

K&L Gates LLP
599 Lexington Avenue
New York, NY 10022
Attention: Robert S. Matlin; Jonathan M. Barron
E-mail: robert.matlin@klgates.com; jonathan.barron@klgates.com

If to the Buyer, to:

TPT GLOBAL TECH, INC.
Attn: Stephen J. Thomas, III, CEO
501 West Broadway, Suite 800
San Diego, CA 92101

With a copy to (that shall not constitute notice):

[__________]

Each party shall provide notice to the other party of any change in address.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Sellers and

Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

(h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) No Survival. The representations, warranties and covenants of the parties hereto contained herein shall not survive the Closing, except for those covenants contained herein that by their explicit terms apply or are to be performed in whole or in part after the Closing. There are no remedies available to the parties hereto with respect to any breach of the representations, warranties, covenants or agreements of the parties to this Agreement after the Closing, except for covenants explicitly to be performed in whole or in part after the Closing, or in the case of Fraud (as defined below). Notwithstanding anything to the contrary in this Agreement, no party shall, in any event, be liable to the other party for any consequential, special or punitive damages, except in the case of Fraud. For purposes of this Agreement, "Fraud" means common law fraud (and not constructive fraud or negligent misrepresentation or omission) by a person in the making of a representation or warranty in Section 4 or 5 hereof.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated herein.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Publicity. No public announcement or disclosure may be made by any party with respect to the subject matter of this Agreement or the transactions contemplated herein without the prior written consent of the other parties; provided, however, that the Sellers, Buyer and Company shall be entitled, without the prior approval of the other parties, to make any press release or SEC, OTC Markets (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the other parties shall be consulted by the disclosing party in connection with any such press release prior to its release and shall be provided with a copy thereof).

(m) Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such costs and expenses.

(n) Specific Performance. Notwithstanding anything in this Agreement to the contrary, the parties agree that irreparable damage would occur in the event that any of the obligations, undertakings, covenants or agreements contained in this Agreement

were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, without any bond or other security being required, and to enforce specifically the terms and provisions of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy, this being in addition to any other remedy to which the parties are entitled at law or in equity. Each party agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the parties under this Agreement.

(o) Conflict Waiver; Attorney-Client Privilege. The parties acknowledge and agree that K&L Gates LLP (or any successor thereof) (the "Seller Firm") has represented the Company and the Sellers in connection with this Agreement and the transactions contemplated herein. Buyer agrees that (a) it shall not, and shall not cause the Company, the Surviving Corporation or any affiliate thereof (collectively, the "Company Entities") to, seek to have the Seller Firm disqualified from representing the Sellers in connection with any dispute that may arise between the Sellers and the Buyer or any Company Entity in connection with this Agreement or the transactions contemplated herein, (b) in connection with any such dispute, the Sellers involved in such dispute (and not the Buyer or the Company Entities) will have the right to decide whether or not to waive the attorney-client privilege that may apply to any communications between the Company and the Seller Firm that occurred prior to the Closing, and (c) it irrevocably waives and agrees not to assert, and agrees to cause its affiliates (including after the Closing, the Company Entities) to irrevocably waive and not to assert after Closing, any conflict of interest arising from or in connection with the Seller Firm's prior representation of the Company and the Seller Firm's representation of the Sellers, or any of them, prior to and after Closing, in connection with this Agreement or the transactions contemplated herein. Buyer further agrees that, as to all communications between or among the Seller Firm and the Sellers or the Company that relate to this Agreement or the transactions contemplated herein, the attorney-client privilege and the expectation of client confidence belongs to the Sellers and may be controlled by the Sellers and shall not pass to or be claimed by Buyer or any of its affiliates (including, following the Closing, the Company Entities), even if such communications may exist on the Company Entities' computer system or in documents in the Company Entities' possession. Notwithstanding the foregoing, in the event that a dispute arises between Buyer or any Company Entity, on the one hand, and a third party other than a party to this Agreement, on the other hand, after the Closing, the Company Entities may assert the attorney-client privilege to prevent disclosure of confidential communications by the Seller Firm to such third party; provided, however, that no Company Entity may waive such privilege without the prior written consent of the Sellers (which shall not be unreasonably withheld, conditioned or delayed).

IN WITNESS WHEREOF, the undersigned Buyer and the Sellers and Company have caused this Agreement to be duly executed as of the Effective Date.

TPT GLOBAL TECH, INC.

By: Stephen J. Thomas III (Sep 18, 2023 18:08 PDT)

Name: Stephen J. Thomas, III
Title: CEO

TEKMOVIL HOLDINGS LLC

By: Oscar Rojas (Sep 18, 2023 21:11 EDT)

Name: Oscar Rojas
Title: CEO

SELLERS

Oscar Rojas (Sep 18, 2023 21:11 EDT) Claudia Rodriguez
OCR Ventures, LLC

Alex Wang (Sep 18, 2023 21:13 EDT)
SOLEIL AW Investment and Holdings LLC

Luis Cobo (Sep 18, 2023 20:33 CDT)
LuCob2020 LLC

juan carlos barreto (Sep 18, 2023 23:19 EDT)
JMDG Ventures, LLC

Exhibit A

Sellers Name	Pre-Closing Pro Rata Percentage	Transferred Interests	Pro-Rata Percentage Post Closing
OCR Ventures, LLC	36.09%	21.65%	14.44%
SOLEIL AW Investment and Holdings LLC	32.31%	19.39%	12.92%
LuCob2020 LLC	26.50%	15.90%	10.60%
JMDG Ventures, LLC	5.10%	3.06%	2.04%
Total	**100%**	**60%**	**40%**

Exhibit B

FIRST PAYMENT NOTE

EXHIBIT B TO SPA

NEITHER THIS COMMERCIAL PROMISSORY NOTE NOR THE SHARES OF COMMON STOCK UNDERLYING THIS COMMERCIAL PROMISSORY NOTE WERE ISSUED IN A REGISTERED TRANSACTION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "SECURITIES ACT"). THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (1) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAW; OR (ii) SUCH REGISTRATION.

SECURED PROMISSORY NOTE

$[10][1],000,000 **[_______________ __], 2023 ("Note Issuance Date")**

FOR VALUE RECEIVED, TPT Global Tech, Inc., a Delaware corporation (the "**Company**" or "**Maker**"), promises to pay to those parties and in such pro rata percentages referenced on Schedule 1, attached hereto jointly (the "**Payees**" or "**Holders**"), or their assigns, [ten] million dollars ([$10,000,000]) (as the same may be adjusted as set forth below in connection with capitalized interest, the **"Principal Amount")** together with interest as set forth below.

This Promissory Note (this "**Note**") is issued by the Company in consideration of a Securities Purchase Agreement ("**SPA**") to the Company by Payees. Maker agrees to file the necessary S-1 to register shares for raising capital and to uplist to NASDAQ as required pursuant to the SPA.

1.1 Maturity Date. The note shall mature on the earlier of (i) March 31, 2024, and (ii) a filing by Buyer of a Form S-1 registration statement ("**Uplisting Registration Statement**") in connection with a primary offering of Buyer's securities and listing of Buyer's common stock on NYSE, NASDAQ or other major US stock exchange ("**Maturity Date**").

1.2 Interest. This Note shall bear interest at the lesser of (a) a fixed rate of six percent (6.0%) per annum, or (b) the maximum rate of interest allowable by applicable law, in each case computed on a 365-day year basis, and shall accrue daily from the Note Issuance Date. Each payment shall be applied first to any fees, costs, or expenses of Holders, then to interest, and the balance to the Principal Amount. Any interest payments due to the Holders hereunder shall be paid without withholding of any taxes or relief.

1.3 Interest Payments. Interest shall be paid in cash, monthly, on the first day of each month or the next following business day. At Maker's option, interest may be capitalized and added to the Principal Amount monthly in lieu of a current cash payment.

1.4 Default Interest. Any amount, whether the Principal Amount, accrued interest, or fees and expenses, that is not paid when due (whether at the Maturity Date, by

[1] Amount to be reduced in the event more than $10mm is available to be sent in cash at Holder's option per the SPA or increased per Section 1(a)(i) of the SPA.

acceleration, or otherwise), shall bear interest daily from the date on which such Principal Amount, accrued interest, and/or fees and expenses is due until such Principal Amount, accrued interest, and all fees and expenses of this Note are paid in full, at the rate of nine percent (9%) per annum.

1.5 Payments Generally. The Principal Amount (including capitalized interest), and all unpaid, accrued interest and fees shall be paid, without set-offs, on the Maturity Date. All payments of principal and interest in respect of this Note shall be made on demand in lawful money of the United States of America in same day funds to the account of the applicable Payee located at such place as shall be designated in writing for such purpose. The obligations of any Maker arising under this Note may be prepaid in whole or in part at any time without penalty or premium.

2. Events of Default.

2.1 Event of Default. Wherever used herein, **"Event of Default"** means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a) any default in the payment of (i) the Principal Amount of the Note, or (ii) any interest on the Note; or (iii) other fees owing on the Note, as and when the same shall become due and payable (whether, in each case, on the Maturity Date, when such payment is due, by acceleration, or otherwise) which default, solely in the case of defaults under clause (iii) above, is not cured, within twenty (20) days;

(b) the Company shall fail to observe or perform any other covenant or agreement contained in this Note or in the Security Agreement, which failure is not cured, if possible to cure, within the earlier to occur of (i) thirty (30) days after notice of such default sent by the Holders and (ii) forty-five (45) days after the Company shall become or should have become aware of such failure;

(c) (i) the Company shall commence a case, as debtor, under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, or (ii) there is commenced a case against the Company, under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto, which remains undismissed for a period of sixty (60) days; or (iii) the Company is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company suffers any appointment of any custodian, receiver, trustee, or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or (v) the Company makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

(d) The issuance of any order or decree enjoining or prohibiting the Company from performing under this Note, the Security Agreement, the SPA, or any of the related documents or other notes issued in connection with the SPA (the "**Transaction Agreements**"), which order or decree is not vacated within fifteen (15) days after the granting thereof;

(e) The occurrence of any event or condition, that with the giving of notice or passage of time, or both, could result in a material default by the Company under any other contract, loan, obligation or agreement of any kind to which the Company is a party that results in a material adverse effect against the Company

(f) The occurrence of any event or condition that Holders, in its reasonable judgment, believes results in a "material adverse effect" against the Company. As used herein, "Material Adverse Effect" means, with respect to the Company, (a) a material adverse change in, or a material adverse effect on, the operations, business, prospects, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of Company, (b) a material impairment of the ability of Company to perform its obligations under the Transaction Agreements to which it is a party, (c) a material adverse effect on the rights and remedies of the Holders, or (d) an impairment of the legality, validity, binding effect or enforceability against Company of any Transaction Agreement to which it is a party.

2.2 Remedies Upon Event of Default. If any Event of Default occurs, the full Principal Amount of this Note, accrued interest, fees and expenses, together with other amounts owing pursuant hereto, to the date of acceleration shall become, at the Holders' election, immediately due and payable in cash. Commencing ten (10) days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue daily at the rate of nine percent (9%) per annum, and such interest shall be added to the Principal Amount monthly. The Holders need not provide, and the Company hereby waives, any presentment, demand, protest, or other notice or demands of any kind, and the Holders may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holders at any time prior to payment hereunder and the Holders shall have all rights as a Holders until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3. Miscellaneous.

3.1 Time of Essence. Time is of the essence with respect to the Company's duties and obligations under this Note.

3.2 Amendments and Waivers. No term of the Note may be amended or compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of the Company and the Holders.

3.3 Severability. If one or more provisions of this Note are held to be

unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as though such provision were so excluded and shall be enforceable in accordance with its terms. The parties agree to replace such illegal, void, invalid, or unenforceable provision of this Note with a legal, valid, and enforceable provision that shall achieve, to the extent possible, the economic, business, and other purposes of such illegal, void, invalid or unenforceable provision.

3.4 Attorneys' Fees and Costs. Each party shall bear its own expenses in connection with the issuance of this Note; provided, however, that if any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to its attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled. As used in this Section, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

3.5 Entire Agreement. This Note, together with the Transaction Agreements delivered in connection herewith, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements, and understandings (including any "term sheets" or similar documents).

3.6 Notices. Any notice or communication required or permitted by this Agreement shall be given in writing and addressed as follows with confirmation of receipt:

If to the Company:	TPT Global Tech, Inc. Attn: Stephen J. Thomas, III, CEO 501 West Broadway, Suite 800, San Diego, CA 92101 stephen@tptglobaltech.com [include phone number]
If to the Holders:	[As set forth on Schedule 1]

Notices shall be served personally, by overnight express mail service by a nationally recognized courier, or first-class, certified mail, return receipt requested, postage pre-paid. If sent personally, notice shall be deemed delivered upon receipt. If sent by overnight express mail service, notice shall be deemed delivered 24 hours after delivery into the possession and control of the courier. If sent by first-class, certified mail, return receipt requested, notice shall be deemed delivered the earlier of seventy-two (72) hours after mailing or the date on the return receipt, a refusal being deemed a delivery on the date of refusal. If the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed delivered on the date the notice-receipt is returned stating that the same was undeliverable at such address. Any party may give notification to the other party in any manner described above for change of address for the sending of notices.

3.7 Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Company and the Holders and their respective successors and permitted assigns.

The Company may not voluntarily or involuntarily transfer, convey, or assign this Note, or any of its duties or obligations hereunder, without the Holders' prior written consent, which may be withheld for any reason, or for no reason at all. As used herein, the term "Holders" shall mean and include the successors and assigns of the Holders.

3.8 Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and accrued interest of, and liquidated damages (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct debt obligation of the Company.

3.9 Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen, or destroyed but only upon receipt of evidence or an affidavit of such loss, theft, or destruction of such Note, and of the ownership hereof, and reasonable indemnity, if requested, all reasonably satisfactory to the Company.

3.10 Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal Amount of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay, or impede the execution of any power herein granted to the Holders, but shall suffer and permit the execution of every such as though no such law has been enacted.

3.11 Headings. The headings contained herein are for convenience only, do not constitute a part of this Note, and shall not be deemed to limit or affect any of the provisions hereof.

3.12 Governing Law; Venue. **THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.**

3.13 Counterparts; Electronic Signatures. This Note may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Note by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Note. The words "execute," "execution," "signed," "signature," "delivery" and words of like import in or related to this Agreement, any other Transaction Agreement or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Note or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention.

[Remainder of page intentionally blank.]

The Company has caused this Note to be signed in its name and executed as a sealed instrument as of the date first written above.

TPT Global Tech, Inc.

By: ______________________________

Name: Stephen Thomas

Title: Chief Executive Officer

SCHEDULE 1 TO PROMISSORY NOTE

Holders' Name	**Pro Rata Percentage**
OCR Ventures, LLC	36.09%
SOLEIL AW Investment and Holdings LLC	32.31%
LuCob2020 LLC	26.50%
JMDG Ventures, LLC	5.10%
Total	**100%**

HOLDERS' WIRE INSTRUCTIONS:
[To be Provided]

Exhibit C

SECOND PAYMENT NOTE

EXHIBIT C TO SPA

NEITHER THIS COMMERCIAL PROMISSORY NOTE NOR THE SHARES OF COMMON STOCK UNDERLYING THIS COMMERCIAL PROMISSORY NOTE WERE ISSUED IN A REGISTERED TRANSACTION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "SECURITIES ACT"). THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (1) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAW; OR (ii) SUCH REGISTRATION.

SECURED PROMISSORY NOTE

$20,000,000 **[_______________ __], 2023 ("Note Issuance Date")**

FOR VALUE RECEIVED, TPT Global Tech, Inc., a Delaware corporation (the "**Company**" or "**Maker**"), promises to pay to those parties and in such pro rata percentages referenced on Schedule 1, attached hereto jointly (the "**Payees**" or "**Holders**"), or their assigns, twenty million dollars ($20,000,000) (as the same may be adjusted as set forth below in connection with capitalized interest, the **"Principal Amount")** together with interest as set forth below. .

This Promissory Note (this "**Note**") is issued by the Company in consideration of a Securities Purchase Agreement ("**SPA**") to the Company by Payees. Maker agrees to file the necessary S-1 to register shares for raising capital and to uplist to NASDAQ as required pursuant to the SPA.

1.1 Maturity Date. The note shall mature on the earlier of (i) March 31, 2024, and (ii) a filing by Buyer of a Form S-1 registration statement ("**Uplisting Registration Statement**") in connection with a primary offering of Buyer's securities and listing of Buyer's common stock on NYSE, NASDAQ or other major US stock exchange ("**Maturity Date**").

1.2 Interest. This Note shall bear interest at the lesser of (a) a fixed rate of six percent (6.0%) per annum, or (b) the maximum rate of interest allowable by applicable law, in each case computed on a 365-day year basis, and shall accrue daily from the Note Issuance Date. Each payment shall be applied first to any fees, costs, or expenses of Holders, then to interest, and the balance to the Principal Amount. Any interest payments due to the Holders hereunder shall be paid without withholding of any taxes or relief.

1.3 Interest Payments. Interest shall be paid in cash, monthly, on the first day of each month or the next following business day. At Maker's option, interest may be capitalized and added to the Principal Amount monthly in lieu of a current cash payment.

1.4 Default Interest. Any amount, whether the Principal Amount, accrued interest, or fees and expenses, that is not paid when due (whether at the Maturity Date, by acceleration, or otherwise), shall bear interest daily from the date on which such Principal Amount, accrued interest, and/or fees and expenses is due until such Principal Amount, accrued

interest, and all fees and expenses of this Note are paid in full, at the rate of nine percent (9%) per annum.

1.5 Payments Generally. The Principal Amount (including capitalized interest), and all unpaid, accrued interest and fees shall be paid, without set-offs, on the Maturity Date. All payments of principal and interest in respect of this Note shall be made on demand in lawful money of the United States of America in same day funds to the account of the applicable Payee located at such place as shall be designated in writing for such purpose. The obligations of any Maker arising under this Note may be prepaid in whole or in part at any time without penalty or premium.

2. Events of Default.

2.1 Event of Default. Wherever used herein, "**Event of Default**" means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a) any default in the payment of (i) the Principal Amount of the Note, or (ii) any interest on the Note; or (iii) other fees owing on the Note, as and when the same shall become due and payable (whether, in each case, on the Maturity Date, when such payment is due, by acceleration, or otherwise) which default, solely in the case of defaults under clause (iii) above, is not cured, within twenty (20) days;

(b) the Company shall fail to observe or perform any other covenant or agreement contained in this Note or in the Security Agreement, which failure is not cured, if possible to cure, within the earlier to occur of (i) thirty (30) days after notice of such default sent by the Holders and (ii) forty-five (45) days after the Company shall become or should have become aware of such failure;

(c) (i) the Company shall commence a case, as debtor, under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, or (ii) there is commenced a case against the Company, under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto, which remains undismissed for a period of sixty (60) days; or (iii) the Company is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company suffers any appointment of any custodian, receiver, trustee, or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or (v) the Company makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

(d) The issuance of any order or decree enjoining or prohibiting the Company from performing under this Note, the Security Agreement, the SPA, or any of the related documents or other notes issued in connection with the SPA (the "**Transaction Agreements**"), which order or decree is not vacated within fifteen (15) days after the granting thereof;

(e) The occurrence of any event or condition, that with the giving of notice or passage of time, or both, could result in a material default by the Company under any other contract, loan, obligation or agreement of any kind to which the Company is a party that results in a material adverse effect against the Company

(f) The occurrence of any event or condition that Holders, in its reasonable judgment, believes results in a "material adverse effect" against the Company. As used herein, "Material Adverse Effect" means, with respect to the Company, (a) a material adverse change in, or a material adverse effect on, the operations, business, prospects, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of Company, (b) a material impairment of the ability of Company to perform its obligations under the Transaction Agreements to which it is a party, (c) a material adverse effect on the rights and remedies of the Holders, or (d) an impairment of the legality, validity, binding effect or enforceability against Company of any Transaction Agreement to which it is a party.

2.2 Remedies Upon Event of Default. If any Event of Default occurs, the full Principal Amount of this Note, accrued interest, fees and expenses, together with other amounts owing pursuant hereto, to the date of acceleration shall become, at the Holders' election, immediately due and payable in cash. Commencing ten (10) days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue daily at the rate of nine percent (9%) per annum, and such interest shall be added to the Principal Amount monthly. The Holders need not provide, and the Company hereby waives, any presentment, demand, protest, or other notice or demands of any kind, and the Holders may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holders at any time prior to payment hereunder and the Holders shall have all rights as a Holders until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3. Miscellaneous.

3.1 Time of Essence. Time is of the essence with respect to the Company's duties and obligations under this Note.

3.2 Amendments and Waivers. No term of the Note may be amended or compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of the Company and the Holders.

3.3 Severability. If one or more provisions of this Note are held to be

unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as though such provision were so excluded and shall be enforceable in accordance with its terms. The parties agree to replace such illegal, void, invalid, or unenforceable provision of this Note with a legal, valid, and enforceable provision that shall achieve, to the extent possible, the economic, business, and other purposes of such illegal, void, invalid or unenforceable provision.

3.4 Attorneys' Fees and Costs. Each party shall bear its own expenses in connection with the issuance of this Note; provided, however, that if any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to its attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled. As used in this Section, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

3.5 Entire Agreement. This Note, together with the Transaction Agreements delivered in connection herewith, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements, and understandings (including any "term sheets" or similar documents).

3.6 Notices. Any notice or communication required or permitted by this Agreement shall be given in writing and addressed as follows with confirmation of receipt:

If to the Company:	TPT Global Tech, Inc. Attn: Stephen J. Thomas, III, CEO 501 West Broadway, Suite 800, San Diego, CA 92101 stephen@tptglobaltech.com [include phone number]
If to the Holders:	[As set forth on Schedule 1]

Notices shall be served personally, by overnight express mail service by a nationally recognized courier, or first-class, certified mail, return receipt requested, postage pre-paid. If sent personally, notice shall be deemed delivered upon receipt. If sent by overnight express mail service, notice shall be deemed delivered 24 hours after delivery into the possession and control of the courier. If sent by first-class, certified mail, return receipt requested, notice shall be deemed delivered the earlier of seventy-two (72) hours after mailing or the date on the return receipt, a refusal being deemed a delivery on the date of refusal. If the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed delivered on the date the notice-receipt is returned stating that the same was undeliverable at such address. Any party may give notification to the other party in any manner described above for change of address for the sending of notices.

3.7 Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Company and the Holders and their respective successors and permitted assigns. The Company may not voluntarily or involuntarily transfer, convey, or assign this Note, or any of its duties or obligations hereunder, without the Holders' prior written consent, which may be withheld for any reason, or for no reason at all. As used herein, the term "Holders" shall mean and include the successors and assigns of the Holders.

3.8 Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and accrued interest of, and liquidated damages (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct debt obligation of the Company.

3.9 Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen, or destroyed but only upon receipt of evidence or an affidavit of such loss, theft, or destruction of such Note, and of the ownership hereof, and reasonable indemnity, if requested, all reasonably satisfactory to the Company.

3.10 Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal Amount of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay, or impede the execution of any power herein granted to the Holders, but shall suffer and permit the execution of every such as though no such law has been enacted.

3.11 Headings. The headings contained herein are for convenience only, do not constitute a part of this Note, and shall not be deemed to limit or affect any of the provisions hereof.

3.12 Governing Law; Venue. **THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.**

3.13 Counterparts; Electronic Signatures. This Note may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Note by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Note. The words "execute," "execution," "signed," "signature," "delivery" and words of like import in or related to this Agreement, any other Transaction Agreement or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Note or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention.

[Remainder of page intentionally blank.]

The Company has caused this Note to be signed in its name and executed as a sealed instrument as of the date first written above.

TPT Global Tech, Inc.

By: ______________________________

Name: Stephen Thomas

Title: Chief Executive Officer

SCHEDULE 1 TO PROMISSORY NOTE

Holders' Name	Pro Rata Percentage
OCR Ventures, LLC	36.09%
SOLEIL AW Investment and Holdings LLC	32.31%
LuCob2020 LLC	26.50%
JMDG Ventures, LLC	5.10%
Total	**100%**

HOLDERS' WIRE INSTRUCTIONS:

Exhibit D

SERIES E CERTIFICATE OF DESIGNATION

**TPT GLOBAL TECH, INC.
AMENDED AND RESTATED
CERTIFICATE
OF
DESIGNATIONS, PREFERENCES AND RIGHTS
OF
SERIES E PREFERRED STOCK
6% CUMULATIVE ANNUAL DIVIDEND
AND CONVERTIBLE
$.001 PAR VALUE PER SHARE**

The undersigned, Stephen J. Thomas, III, hereby certifies that:

1. I am the Chief Executive Officer of TPT Global Tech, Inc., a Florida corporation (the "Company").

2. The following resolution was duly adopted by the Board of Directors:

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation, as amended, and by-laws of the Company, the Board hereby has approved this amended and restated designation of the Series E Preferred Stock of the series of the Company's previously authorized preferred stock (the **"Preferred Stock"**). The Company is authorized to issue 100,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). There are currently 3,635,342 shares of preferred stock (Series A, Series B, Series C and Series D collectively) issued and outstanding.

The Board, upon duly adopted resolution, hereby amends and restates the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions, prior to the issuance of any such class of stock, thereof as follows:

I. NAME OF THE CORPORATION

The name of the Company is TPT Global Tech, Inc.

II. DESIGNATION AND AMOUNT; DIVIDENDS

A. Designation. The designation of said series of Preferred Stock shall be Series E Preferred Stock, $.001 par value per share (the **"Series E Preferred Stock"**).

B. Number of Shares. The number of shares of Series E Preferred Stock authorized shall be ten million (10,000,000) shares.

C. Dividends. The Series E Preferred Stock shall bear dividends, at six percent (6%) annually, cumulative, based upon a purchase price of $5.00 per share, computed as (.06 x $5.00 =.30 per share dividend per annum), payable in cash or common stock at market value, at the discretion of the Board, on or about December 31 of each year, from the date of issue. Payment in cash may be made on or before January 31 following, at the discretion of the Board.

III. LIQUIDATION RIGHTS.

A. Distribution of Remaining Assets. In the event of any Deemed Liquidation Event, voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment of the prior Preferred Stock Liquidation Preferences, the remaining proceeds from assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of the Company's Series E Preferred up to $5.00 per share, "the **Series E Liquidation Amount**", pro rata based on the number of shares held by each such holder.

In the event of an Exchange listing on an "Approved Stock Exchange" as hereafter defined, for the common stock of the Company and the automatic conversion thereby the Series E shall be deemed fully converted and redeemed by conversion.

B. Deemed Liquidation Events.

i. Definition. Each of the following events shall be considered a **"Deemed Liquidation Event"**, unless the holders of at least a majority of the then-outstanding shares of Series E Preferred Stock, voting together as a single class, elect otherwise by written notice given to the Company at least ten (10) days prior to the effective date of any such event:

a) a merger or consolidation in which

1) the Company is a constituent party, or

2) a subsidiary of the Company is a constituent party, and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving **or resulting corporation; or**

b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company, of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; or

c) any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the he Securities Exchange Act of 1934, as amended (the **"Exchange Act"**) or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(l) of the Exchange Act, becomes after the date hereof the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act (provided that a person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time)), directly or indirectly, of fifty percent (50%) or more of voting stock of the Company; or

d) any voluntary or involuntary liquidation, dissolution or winding up of the Company.

ii. Effecting a Deemed Liquidation Event.

a) The Company shall not have the power to effect a Deemed Liquidation Event referred to in Article III Subsection B (i)(a)(l) above unless the definitive agreement for such transaction (the **"Merger Agreement")** provides that the consideration payable to the stockholders of the Company shall be allocated among the holders of capital stock of the Company in accordance with Article III Subsections A and B. above.

b) In the event of a Deemed Liquidation Event referred to in Article III Subsection B(i)(a)(2) and (B)(i)(b) above, if the Company does not effect a dissolution of the Company within ninety (90) days after such Deemed Liquidation Event, then (1) the Company shall send a written notice to each holder of the Series E Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (2) to require the redemption of such shares of the Series E Preferred Stock, and (2) if the holders of at least a majority of the then-outstanding shares of Series E Preferred Stock so request in a written instrument delivered to the Company not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Company shall use the consideration received by the Company for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of the Company) together with any other assets of the Company available for distribution to its stockholders (the **"Available Proceeds"**), to the extent legally available therefor, on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of the Series E Preferred at a per share price equal to the Series E Liquidation Amount.

c) Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding clause, if the Available Proceeds are not sufficient to redeem all outstanding shares of the Series E Preferred Stock, or if the Company does not have sufficient lawfully available funds to effect such redemption, the Company shall use such Available Proceeds to redeem the Series E Preferred Stock , pro rata based on the number of shares held by each holder, to the fullest extent of such Available Proceeds or such lawfully available funds. The Company shall then redeem any remaining shares of the Common Stock as soon as practicable after the Company has funds legally available therefor. Prior to the distribution or redemption provided for in this Article III Subsection B (ii) (c), the Company shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

iii) Amount Deemed Paid or Distributed. If the amount deemed paid or distributed under this Article III is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:

a) For securities not subject to investment letters or other similar restrictions on free marketability,

(1) if traded on a nationally registered stock exchange or emerging markets exchange operated by the NYSE (New York Stock Exchange) or NASDAQ stock market (each, an **"Approved Stock Exchange")**, the value shall be deemed to be the average of the closing prices of the securities on such Approved Stock Exchange over the thirty (30) trading day period ending three (3) days prior to the closing of such transaction; or

(2) if the securities are not traded on an Approved Stock Exchange, the value shall be the fair market value thereof, as determined by the Board acting in good faith. In any such case, the Board shall notify each holder of shares of the Series E Preferred Stock of its determination of the fair market value or allocation, as the case may be, of such consideration prior to payment or accepting receipt thereof. If, within ten (10) business days after receipt of such notice, the holders of not less than a majority of the shares of Series E Preferred Stock then outstanding shall notify the Board in writing of their objection to

such determination, a determination of the fair market value of such consideration or allocation, as the case may be, shall be made by a nationally recognized independent investment banking firm acceptable to the Company and the holders of at least a majority of the shares of Series E Preferred Stock then outstanding. If the parties are unable to agree on such an investment banking firm, one shall be chosen by two nationally recognized independent investment banking firms, one of which shall be designated by the Company and one of which shall be designated by the holders of at least a majority of the shares of Series E Preferred Stock then outstanding. The Company shall bear the entire cost of the fees and expenses borne by the parties in such determination of such fair market value.

b) The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall take into account an appropriate discount (as mutually determined by the Board and holders of at least a majority of the outstanding shares of the Company's Series A, B, C, and D Preferred Stock) from the market value as determined pursuant to Article III Subsection B iii(a)(2) above so as to reflect the approximate fair market value thereof, considering Volume Weighted Average Price for the preceding 60 day period.

iv) Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to the Article III Subsection B(i)(a)(1) above, if any portion of the consideration payable to the stockholders of the Company is placed into escrow and/or is payable to the stockholders of the Company subject to contingencies (the **"Additional Consideration"**), the Merger Agreement shall provide that (1) the portion of such consideration that is not Additional Consideration (the **"Initial Consideration"**) shall be allocated among the holders of capital stock of the Company in accordance with the Article III Subsections A and B above, as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (2) any additional consideration which becomes payable to the stockholders of the Company upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Company in accordance with the Article III Subsection A and B above after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Article III Subsection (B) (iv), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

IV. RANK

All shares of the Series E Preferred shall rank subordinate to the Company's Series A, B, C and D Preferred Stock (ii) senior to the Company's Common Stock, (iii) superior with any class or series of capital stock of the Company hereafter created in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

V. VOTING RIGHTS

A. General Rights. Except as otherwise provided herein or in the Company's bylaws, the Series E Preferred Stock shall vote together with the Common Stock and all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company including, but not limited to, actions amending the certificate of incorporation of the Company to increase the number of authorized shares of the Common Stock. Each holder of shares of the Series E Preferred Stock shall be entitled to the number of votes equal to the number of shares of the Common Stock into which such shares of the Series E Preferred Stock are then convertible pursuant Article VI hereof, at the date of the meeting notice.

B. Separate Vote of the Series E Preferred Stock. For so long as any the shares of the Series E Preferred Stock remain outstanding, in addition to any other vote or consent required by the Company's Certificate of Incorporation or bylaws, the vote or written consent of the holders of at least a majority of the

outstanding shares of the Series E Preferred Stock, voting or consenting together as a separate class, shall be necessary for authorizing, effecting or validating the following actions:

i) amending, waiving, altering or repealing any provisions of the Certificate of Incorporation or bylaws of the Company if such action would materially adversely alter the rights, preferences or privileges provided for the benefit of the Series E Preferred Stock (it being understood that the creation of a new class of Preferred Stock on parity with or senior to the Series E Preferred Stock would not be deemed to materially adversely alter the rights, preferences or privileges provided for the benefit of the Series E Preferred Stock);

ii) increasing the authorized number of shares of Series E Preferred Stock;

iii) reclassifying, altering or amending any existing security of the Company that is junior to or *pari passu* with the Series E Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company or the payment of dividends, if such reclassification, alteration or amendment would render such other security on parity with (if previously junior to) or senior to the Series E Preferred Stock; or

iv) entering into an agreement to do any of the foregoing.

C. Election of Board of Directors. The number of directors that constitute the whole Board shall be fixed by the Board in the manner provided in the Company's bylaws but, at all times from the date that the shares of the Series E Preferred Stock are initially issued (the "**Original Issue Date**"), shall consist of no less than three (3) and no more than ten (10) directors, elected as follows:

i) The holders of the Series E Preferred Stock, voting as a separate class, shall be entitled to elect one (l) member of the Board (the "**Series E Director**") at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; for the avoidance of doubt, at no time shall there be more than one Series E Director serving on the Board.

D. Amendment of this Certificate of Designations. This Certificate of Designations may be amended, restated or otherwise altered by the vote or written consent of the holders of at least a majority of the outstanding shares of the Series E Preferred Stock along with the vote or written consent of a majority of the members of the Board. The holders of Common Stock shall not be entitled to vote on or consent to any such amendment or restatement.

VI. CONVERSION RIGHTS

At any time on or after issuance, the holders of the Series E Preferred Stock shall have the following rights with respect to conversion into shares of the Common Stock (the "**Conversion Rights**"):

A. Optional Conversion. At any time on or after twelve months after date hereof, each share of the Series E Preferred Stock may, at the option of the holder thereof, be converted by the holder thereof, in increments, at any time into fully-paid and nonassessable shares of the Common Stock. The number of shares of the Common Stock to which a holder of the Series E Preferred Stock shall be entitled upon conversion shall be as set forth in the Preferred Conversion Rate, defined below, then in effect for the number of shares of the Series E Preferred Stock being converted.

B. Conversion Rate. The conversion rate in effect at any time for conversion of the Series E Preferred Stock (the "**Preferred Conversion Rate**") shall be the quotient obtained by dividing the ($5.00) by the Preferred Stock Conversion Price, defined below, calculated as provided in Article VI Subsection C below.

C. Conversion Price. The conversion price for the Series E Preferred Stock (the **"Preferred Stock Conversion Price")** shall be 75% of the 30 day average market closing price of common stock, for the previous thirty business days, divided into $5.00. The Preferred Stock Conversion Price shall be adjusted from time to time in accordance with this Article VI. All references to the Preferred Stock Conversion Price herein shall mean the Preferred Stock Conversion Price as adjusted.

D. Mechanics of Conversion. Each holder of the Series E Preferred Stock who desires to convert the same into shares of the Common Stock pursuant to this Article VI shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or any transfer agent for the Series E Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of the Series E Preferred Stock being converted. Thereupon, the Company shall promptly (but in no event more than five (5) business days after delivery of the notice required by the first sentence of this Article VI Subsection D) issue and deliver at such office to such holder a certificate or certificates for the number of shares of the Common Stock to which such holder is entitled (fractional shares due to the holder of the Series E Preferred Stock will be rounded to the next highest whole number) and shall promptly pay any declared and unpaid dividends on the shares of such Series E Preferred Stock being converted, if any. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of the Series E Preferred Stock to be converted, and the person entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of the Common Stock on such date.

E. Not Used.

F. Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time on or after the Original Issue Date, the Common Stock issuable upon the conversion of the Series E Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a Deemed Liquidation Event or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article VI), in any such event, each holder of the Series E Preferred Stock shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of the Common Stock into which such shares of the Series E Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other stock, securities or property by the terms thereof.

G. Reorganizations, Mergers or Consolidations. If at any time or from time to time on or after the Original Issue Date, there is a capital reorganization of the Common Stock or a merger or consolidation of the Company with or into another corporation or another entity or person (other than a Deemed Liquidation Event or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Article VI, as a part of such capital reorganization, merger or consolidation, provision shall be made so that the holders of the Series E Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series E Preferred Stock, the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of the Common Stock deliverable upon conversion would have been entitled upon such capital reorganization, merger or consolidation, subject to adjustment in respect of such stock, securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article VI Subsection H with respect to the rights of the holders of the Series E Preferred Stock after the capital reorganization, merger or consolidation to the end that the provisions of this Article VI Subsection H H(including adjustment of the Preferred Stock Conversion Price then in effect and the number of shares issuable upon conversion of the Series E Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

H. Certificate of Adjustment. In each case of an adjustment or readjustment of the Preferred Stock Conversion Price for the number of shares of the Common Stock or other securities issuable upon

conversion of the Series E Preferred Stock, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall either (i) via electronic mail or (ii) mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Effective Price of any such Additional Shares of Common Stock, (iii) the Preferred Stock Conversion Price for the Series E Preferred Stock, at the time in effect, (iv) the number of Additional Shares of Common Stock and (v) the type and amount, if any, of other property which at the time would be received upon conversion of the Series E Preferred Stock.

I. Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Deemed Liquidation Event or other capital reorganization of the Company, any stock split, combination of shares, reverse stock split, reorganization, recapitalization, or other reclassification affecting the Company's equity securities (each, a **"Recapitalization Event")**, any merger or consolidation of the Company with or into any other corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of the Series E Preferred Stock at least ten (10) days prior to the record date specified therein (or such shorter period approved by the holders of a majority of the outstanding shares of the Series E Preferred Stock) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Deemed Liquidation Event, Recapitalization Event, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of the Common Stock (or other securities) shall be entitled to exchange their shares of the Common Stock (or other securities) for securities or other property deliverable upon such Deemed Liquidation Event, Recapitalization Event, transfer, consolidation, merger, dissolution, liquidation or winding up.

J. Automatic Conversion to Common Stock upon Effectiveness of Exchange Listing.

i) At any time after issuance, immediately upon the listing of the Company's Common Stock on an Approved Stock Exchange pursuant to an effective registration statement under the Securities Act of 1933, and a Form 10/12b Registration, as amended (the **"Act")**, (the time of the event specified is referred to herein as the **"Automatic Conversion Time")**, (1) all outstanding shares of the Series E Preferred Stock shall automatically be converted into shares of the Common Stock, on the same basis as a voluntary conversion which shall be 75% of the 30 day average market closing price of common stock, for the previous thirty business days, divided into $5.00 , which shall be post reverse-split as may be necessary for any Exchange listing, and (2) such shares of Series E may not be reissued by the Company. A condition of this conversion is that a Registration Statement for the conversion shares shall be effective.

ii) Within three business days of effectiveness of an Exchange Listing, the Company shall send to all holders of record of shares of the Series E Preferred Stock written notice of the Automatic Conversion Time for the automatic conversion of all such shares of the Preferred Stock pursuant to this Article VI Subsection J. The Company need not send such notice in advance of the occurrence of the Automatic Conversion Time. Upon receipt of such notice, each holder of shares of the Series E Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice, and shall thereafter receive an electronic book entry certificate or certificates for the number of shares of the Common Stock to which such holder is entitled pursuant to this Article VI Subsection J.

iii) All shares of the Series E Preferred Stock shall, from and after the Automatic Conversion Time, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the Automatic Conversion Time, except only the right of the holders thereof to receive shares of the Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Such converted shares of the Series E Preferred Stock shall be deemed retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

K. Fractional Shares. No fractional shares of the Common Stock shall be issued upon conversion of the Series E Preferred Stock. All shares of the Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series E Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If the conversion would result in the issuance of a fractional share, the Company shall round up to the next highest whole number.

L. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the shares of the Series E Preferred Stock, such number of its shares of the Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock. If at any time the number of authorized but unissued shares of the Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series E Preferred Stock, the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued shares of the Common Stock to such number of shares *as* shall be sufficient for such purpose.

M. Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of the Common Stock upon conversion of shares of the Series E Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of the Common Stock in a name other than that in which the shares of the Series E Preferred Stock so converted were registered.

VII. REDEMPTION

Company's Redemption Option. Notwithstanding anything to the contrary contained herein, at any time during the periods set forth on the table immediately following this paragraph (the "Redemption Periods") provided that an Event of Default has not occurred, the Company will have the right, at the Company's option, to redeem all or any portion of the shares of Series E Preferred Stock, exercisable on not more than three (3) Trading Days (as defined herein) prior written notice to the Holders, in full, in accordance with this Section 6. Any notice of redemption hereunder (an "Optional Redemption Notice") shall be delivered to the Holder at its registered addresses and shall state: (1) that the Company is exercising its right to redeem the Series E Preferred Stock, and (2) the date of redemption which shall be not more than three (3) Trading Days (as defined herein) from the date of the Optional Redemption Notice. On the date fixed for redemption (the "Optional Redemption Date"), the Company shall make payment of the Optional Redemption Amount (as defined herein) to Holder, or upon the direction of the Holder as specified by the Holder in a writing to the Company (which direction shall to be sent to Company by the Holder at least one (1) business day prior to the Optional Redemption Date). If the Company exercises its right to redeem the Series E Preferred Stock, the Company shall make payment to the Holder of an amount in cash equal to the percentage ("Redemption Percentage") as set forth in the table immediately following this paragraph opposite the applicable Redemption Period, multiplied by the sum of an amount equal to the total number of Series E Preferred Stock held by the Holder multiplied by the then current Stated Value as adjusted pursuant to the terms hereof (including, but not limited to, the addition of any accrued unpaid

dividends and the Default Adjustment, if applicable)(the "Optional Redemption Amount"). If the Company delivers an Optional Redemption Notice and fails to pay the Optional Redemption Amount due to the Holder within two (2) business days following the Optional Redemption Date, the Company shall forever forfeit its right to redeem the Series E Preferred Stock pursuant to this Section 7.

Redemption Period	Redemption Percentage
1. The period beginning on the date of the issuance of shares of Series E Preferred Stock (the "Issuance Date") and ending on the date which is sixty (60) days following the Issuance Date.	115%
2. The period beginning on the date which is sixty-one (61) days following the Issuance Date and ending on the date which is one hundred twenty (120) days following the Issuance Date.	120%
3. The period beginning on the date which is one hundred twenty-one (121) days following the Issuance Date and ending on the date which is one hundred eighty (180) days following the Issuance Date.	125%
4. The period beginning on the date that is one hundred eighty-one (181) days from the Issuance Date and ending two hundred forty (240) days following the Issuance Date.	130%
5. The period beginning on the date that is two hundred forty-one (241) days from the Issuance Date and ending three hundred (300) days following the Issuance Date.	135%
6. The period beginning on the date that is three hundred one (301) days from the Issuance Date and ending three hundred sixty (360) days following the Issuance Date.	140%

After the expiration of three hundred sixty (360) days following the Issuance Date, the Company shall have no right of redemption.

VIII. MISCELLANEOUS

A. Status of Redeemed Stock. In case any shares of Series E Preferred Stock shall be redeemed or otherwise reacquired, the shares so redeemed or reacquired shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series E Preferred Stock.

B. Lost or Stolen Certificates. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Company, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Company shall execute and deliver new Series E Preferred Stock Certificates.

C. Waiver. Any of the rights, powers, preferences and other terms of the Series E Preferred Stock set forth herein may be waived on behalf of all holders of the Series E Preferred Stock by the affirmative written consent or vote of the holders of at least fifty percent (50%) of the shares of the Series E Preferred Stock then outstanding.

D. Notices. Any notice required by the provisions of this Certificate of Designations shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized

overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

E. Registration Rights – (Excluding the Registration Statement for convertible debt). If the Company proposes, initiates, or commences to newly file a 1-A Offering Statement or an S-1 registration statement to register (including without limitation, for this purpose, a registration effected by the Company for stockholders other than the Series E Shareholder) any of its securities under the Securities Act in connection with a public offering, resale of securities, or otherwise, the Company shall cause to be included in the registration statement (or offering statement) all of the Common Securities underlying the Series E optional conversion rights in such offering or registration. In the event that the Company anticipates a successful National Exchange listing it shall immediately file an S-1 Registration Statement for the common shares underlying the Series E conversion rights and shall pursue it to effectiveness. The expenses of such registration shall be borne by the Company.

F. Beneficial Ownership Limitation. Notwithstanding any contrary provision in this Certificate of Designations, the number of Common Shares to be held by any holder of Common Shares shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the holder beneficially or deemed beneficially owned by the holder, would result in the holder owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 13 of the Exchange Act. For purposes of this Section, in the event that the amount of Common Stock outstanding is greater or lesser on a Date than on the date upon which the conversion is effective, the amount of Common Stock outstanding on such date shall govern for purposes of determining whether the holder, when aggregating all ownership of Common Stock after conversion under this Designation, would own more than the Beneficial Ownership Limitation following a conversion to common stock. In the event the holder claims that compliance would result in the holder owning more than the Beneficial Ownership Limitation, upon request of the Company the holder will provide the Company with evidence of the holder's then existing shares beneficially or deemed beneficially owned. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to the conversion. Notwithstanding the foregoing, the holder may increase the Beneficial Ownership Limitation up to 9.99% at its sole discretion. Such increase to 9.9% shall be effective on the 61st day following written notice by the holder to the Company. To the extent that the Beneficial Ownership Limitation is exceeded, the number of shares of Common Stock issuable to the holder shall be reduced so it does not exceed the Beneficial Ownership Limitation.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation, Preferences and Rights of Series E Preferred Stock as of March 20, 2022.

TPT Global Tech, Inc.

DocuSigned by:

Stephen Thomas

Stephen J. Thomas, III
Chief Executive Officer

Exhibit E

SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT
(COMMERCIAL TRANSACTION)

THIS AGREEMENT dated __, 2023, made by TPT Global Tech, Inc., a Florida corporation ("Pledgor") to those pledgees set forth on Schedule 1 attached hereto ("Lenders").

PRELIMINARY STATEMENTS:

Lenders have entered into one or more Notes (each a "Note" or, collectively, the "Notes" as may be used herein) dated as of even date herewith pursuant to a Securities Purchase Agreement ("SPA"), as it may hereafter be amended or otherwise modified from time to time, with Pledgor whereby the Lenders have been induced to accept one or more Promissory Notes in the amount not to exceed $30,000,000. The Notes evidence one or more loans made by Lenders to Pledgor in connection with the SPA (collectively, whether one or more, the "Loan" or "Loans") It is a condition precedent to the making of the Loans by Lenders under the Notes that Pledgor shall have made the pledge contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make the Loan under the Notes and SPA, and accept the Notes referenced hereinabove, Pledgor hereby agree as follows:

SECTION 1. Pledge. Pledgor hereby pledges, transfers and assigns to Lenders and any assigns of Lenders and grant to Lenders a security interest in, the following (the "Pledged Collateral"):

> All of the shares of common stock of [Surviving Corporation] , a [__________] [corporation/LLC], resulting from the merger of Tekmovil Holdings LLC, a Florida limited liability company into the Agreed Shell Company (as provided in the SPA), which stock is being purchased simultaneously with the merger by a Promissory Note for up to $30,000,000 from the Pledgor; and
>
> All products and proceeds of the same.

SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations present or future, direct or indirect, absolute or contingent, matured or not, of Pledgor to Lenders under the Notes evidencing the Loan made thereunder (the "Note"), whether for principal, interest, fees, expenses or otherwise, and all obligations present or future, direct or indirect, absolute or contingent, matured or not of Pledgor to Lenders under this Agreement or the Notes (all such obligations of Pledgor being the "Obligations"). Any violation of the terms, including covenants, representations, and warranties, of this Agreement or the Note is an "Event of Default" for which Lenders shall have all rights and remedies hereunder and under the Notes.

SECTION 3. Delivery of Pledged Collateral.

(a) All certificates or instruments representing or evidencing any Pledged Collateral shall be delivered to and held by or on behalf of Lenders pursuant hereto and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lenders. Upon default notice by Lenders, Lenders shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Lenders or any of its nominees any or all of the Pledged Collateral. In addition, after default Notice by Lenders, Lenders shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for Certificates or instruments of smaller or larger denominations.

(b) Pledgor shall, upon the request of Lenders, deliver, or cause to be delivered to Lenders any or all of the Pledged Collateral not referred to in Section 3(a) or (b) if Lenders determine in its sole discretion that such delivery will enhance, protect, maintain, create or otherwise aid Lenders in the perfection or maintenance of the security interests created hereby.

(c) Pledgor grants hereby the Power of Attorney to transfer the Shares pledged as the Lenders may deem appropriate for its security.

SECTION 4. Perfecting Security Interest.

(a) Pledgor shall cause a UCC-1 to be filed with the Secretary of State of Florida evidencing the pledge of all of the Pledged Collateral and all proceeds thereof, and Pledgor shall cause any other filings to be made and assist Lenders in giving any notice as may be required to perfect or maintain Lenders' security interest in Pledgor's [common[1]] shares. Lenders may file such UCC-1 and such other filings as may be necessary in connection with such filing. Pledgor shall be responsible for payment of any documentation or recordation tax. Pledgor's exact legal name is as set forth on the signature page.

SECTION 5. Representations and Warranties. Pledgor represents and warrants as follows:

(a) Pledgor, is the full and legal owner of the Pledged Collateral to the extent issued and outstanding, as applicable, and no other person has or will have any superior right, title, interest or claim in or to the Pledged Collateral or to the proceeds thereof, or any part thereof. The Pledged Collateral has been duly authorized and validly issued and are fully paid and nonassessable.

(b) Pledgor is, and as to any Pledged Collateral acquired after the date hereof, will be, the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest created by this

[1] **Confirm common shares only.**

Agreement.

(c) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral securing the payment of the Obligations.

(d) Pledgor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and have all requisite corporate power, capacity and authority (i) to own, lease and operate its assets, properties and business and to carry on its business as now being conducted, and (ii) to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, the Notes and the SPA and the consummation of the transactions contemplated hereby and therein have been duly authorized by all necessary corporate action by Pledgor.

(e) The execution, delivery and performance by Pledgor of this Agreement does not and will not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under (a) the incorporating documents or by-laws, (b) any indenture, mortgage, bond, license, permit or loan or credit agreement or any other agreement or instrument to which any Pledgor are a party or by which any Pledgor or any of its properties may be bound or affected or (c) any statute or law or judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority of any state or of the United States or any political subdivision of the foregoing. The execution, performance and delivery by the Pledgor of this Agreement will not result in the creation of any lien with respect to the assets of the Pledgor except for the lien created hereby with respect to the Pledged Collateral.

(f) This Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, winding up, moratorium or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and (ii) general equitable principles including rules governing the granting of specific performance and injunctive relief, which are within the discretion of the court having jurisdiction.

(g) No authorization, consent, validation, approval, license, qualification or formal exemption from, and no filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person, whether located in the United States or elsewhere, is required (i) in connection with the authorization, execution, delivery or performance by Pledgor or either of them, of this Agreement, the Loans, the Notes and the transactions contemplated thereby other than the regulatory approvals, if any, (ii) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance by Pledgor of this Agreement, the SPA, and the Notes, or (iii) for the exercise by Lenders of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(h) Complete and correct copies of the incorporating documents of Pledgor as of the date hereof have been provided to the Lenders on or prior to the date hereof and are in full force and effect.

(i) Except as disclosed herein there is no action, suit, inquiry, litigation, arbitration or administrative or legal proceeding presently pending or, to the best knowledge of Pledgor, threatened against Pledgor before any court or administrative agency of any country or subdivision thereof.

(j) Neither Pledgor nor any portion of Pledgor' property is immune or exempt from the exercise of jurisdiction, whether arising through service or notice of judicial process, attachment or seizure prior to judgment, attachment or seizure in aid of execution following judgment or otherwise, by the courts of the State of New York or any other state, province, country, nation or other territorial jurisdiction in which any portion of Pledgor's property is located or business is conducted except to the extent, if any, that jurisdiction may be limited by bankruptcy, insolvency, reorganization and other similar laws now or hereinafter in effect relating to the enforcement of creditors' rights generally.

(k) Pledgor (i) is not an "investment company" as that term is defined in the Investment Company Act of 1940, as amended, (ii) does not directly or indirectly control and is not controlled by a company which is an "investment company" as that term is defined in such Act and (iii) is not otherwise subject to regulation under such Act.

(l) During the term of this Agreement and the Notes, Pledgor covenants that TPT Global Tech, Inc. will maintain current filings under OTC Markets to preserve its trading status and remain in good standing and existence in its state of organization (Florida) and the state of its principal place of business and any other jurisdiction necessary for Pledgor to be in good standing.

(m) The representations and warranties set forth herein hereof shall survive the execution of this Agreement and shall continue as long as there shall be any obligations outstanding under this Agreement and the Notes as if repeated and given again to Lenders on each day during the term hereof.

SECTION 6. Further Assurances. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lenders may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lenders to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral, including without limitation filing one or more UCC-1s to protect Lenders' security interest in Pledgor' Assets and making any filing statement or appearance before or with any insurance commission or other regulatory authority. Pledgor authorize Lenders to file, in jurisdictions where this authorization will be given effect, a financing statement signed only by Lenders covering the Pledged Collateral. Pledgor will join

Lenders, at its request, in executing all financial statements in form satisfactory to Lenders and Pledgor will pay the cost of filing or recording any such financial statement or of this Agreement if it is deemed by Lenders to be necessary or desirable.

SECTION 7. Transfers and Other Liens; Additional Shares.

Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged collateral, or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

SECTION 8. Lenders Appointed Attorney-in-Fact. Pledgor hereby appoints Lenders as Pledgor' attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Lenders' discretion to take any action and to execute any instrument which Lenders may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, and to endorse by this Power of Attorney, any Stock Power to sell, convey the collateral

SECTION 9. Lenders May Perform. If Pledgor fails to perform any agreement contained herein, Lenders may itself perform, or cause performance of, such agreement, and the expenses of Lenders incurred in connection therewith shall be payable by Pledgor under Section 13.

SECTION 10. Reasonable Care. Lenders shall exercise reasonable care in the custody of the Pledged Collateral in its possession or control hereunder at any time. Lenders shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Lenders accords its own property, it being understood that Lenders shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Lenders have or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

SECTION 11. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

(a) Lenders may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of Florida and New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State

of Florida, at that time, and Lenders may also, without notice except as specified below, exercise any voting or other consensual rights with respect to the Pledged Collateral, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Lenders' offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lenders may deem commercially reasonable. Pledgor agree that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lenders shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Lenders may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Lenders, upon Default Notice, may notify Escrow Agent to deliver for sale and Lenders may sell any collateral hereunder subject only to the applicable provisions of the Uniform Commercial Code as adopted in Florida.

(c) Any cash held by Lenders as Pledged Collateral and all cash proceeds received by Lenders in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral may, in the discretion of Lenders, be held by Lenders as collateral for, and then or at any time thereafter applied (after payment of any amounts payable to Lenders pursuant to Section 13) in whole or in part by Lenders against, all or any part of the Obligations in such order as Lenders shall elect. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by Lenders and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus, provided that Lenders shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

(d) All rights and remedies of Lenders expressed herein are in addition to all other rights and remedies possessed by Lenders in the Notes, all third-party guaranties and any other agreement or instrument relating to the Obligations.

SECTION 12. Expenses. Pledgor will, upon demand, pay to Lenders the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Lenders may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Lenders hereunder of (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

SECTION 13. Security Interest Absolute. All rights of Lenders and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(i) any lack of validity or enforceability of the Notes, or any other agreement

or instrument relating thereto,

(ii) any change in the time, manner, place or terms of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes,

(iii) any sale, exchange, release, surrender or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations or any setoff against all or any of the Obligations, or

(iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a third-party Pledgor.

SECTION 14. Amendments, etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Pledgor here from shall in any event be effective unless the same shall be in writing and signed by Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 15. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication), mailed or telegraphed or delivered to it, addressed to it at such party's address specified in the Notes; or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

SECTION 16. Continuing Security Interest; Transfer of Note. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon Pledgor, their successors and assigns and (iii) inure to the benefit of Lenders and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), Lenders may assign or otherwise transfer the Notes to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of the Obligations, Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

SECTION 17. Commercial Transaction. This transaction is not a consumer transaction, but, rather, a Commercial Security and Pledge Agreement to which the Uniform Commercial Code, as adopted in New York, is applicable.

SECTION 18. Governing Law; Venue. **THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE**

OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

SECTION 19. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words "execute," "execution," "signed," "signature," "delivery" and words of like import in or related to this Agreement, any other Transaction Agreement or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention.

IN WITNESS WHEREOF, Pledgor have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

TPT GLOBAL TECH, INC.
a Florida Corporation

____
Stephen Thomas, CEO

SCHEDULE 1 TO SECURITY AGREEMENT

Holders' Name	**Pro Rata Percentage**
OCR Ventures, LLC	36.09%
SOLEIL AW Investment and Holdings LLC	32.31%
LuCob2020 LLC	26.50%
JMDG Ventures, LLC	5.10%
Total	**100%**